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                                                                    EXHIBIT 4.5

No. W-
    ---------------
                                  Warrant to Purchase ________ shares of Common Stock


                       ROCKWELL MEDICAL TECHNOLOGIES, INC.

                          Common Stock Purchase Warrant

                                                      , 1997

                  NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 Act"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

                  THIS CERTIFIES THAT _________ (hereinafter sometimes called the "Holder"), is entitled to purchase from Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), at the price and during the period hereinafter specified, up to _____________ shares of the Company's common stock, no par value (the "Common Stock").

                  This Warrant, which is being offered pursuant to a Confidential Private Offering Memorandum dated May 7, 1997 (the "Offering Materials"), together with warrants of like tenor, is subject to adjustment in accordance with Paragraph 7 of this Warrant.

                  1. a. The rights represented by this Warrant shall be exercisable for a period of three (3) years, commencing one year from the later of: (i) the closing of the Offering, and (ii) the effective date of the Company's anticipated registered initial public offering (the "Exercise Period") at a purchase price of $4.50 per share (the "Exercise Price"), subject to adjustment in accordance with Paragraph 7. Upon the expiration of the exercise period, the Holder shall have no right to purchase any shares of Common Stock underlying this Warrant.

                     b. Notwithstanding anything herein contained to the contrary, the Company and the Holder agree that if public warrants are to be included in the registration statement for the Company's proposed public offering (as described in the Offering Materials) and the terms and conditions of such public warrants are not identical to the terms and conditions of this Warrant, this Warrant will be modified upon the closing of such proposed public offering to conform exactly to the terms and conditions of the public warrants offered pursuant to such Registration Statement.

                  2. The rights represented by this Warrant may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Warrant


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(with the exercise form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned exercise form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such shares of Common Stock at that time and date. The certificate or certificates for the shares of Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding ten (10) days, after this Warrant shall have been exercised.

                  3. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the 1933 Act nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering this Warrant for cancellation at the office or agency of the Company referred to in Paragraph 2 hereof, accompanied by an opinion of counsel satisfactory to the Company and its counsel, stating that such transferee is a permitted transferee under this Paragraph 3 and that such transfer does not violate the 1933 Act or such state securities laws.

                  4. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock solely for the purpose of issuance upon the exercise of this Warrant.

                  5. The Warrant, by itself as ditinguished from the Common Stock issuable hereunder, shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

                  6. The Company shall be obligated to register the shares of Common Stock underlying this Warrant for resale by the Holder in accordance with the 1933 Act, as set forth in the Registration Rights Agreement annexed as Exhibit C to the Confidential Private Offering Memorandum.

                  7. The Exercise Price and Exercise Period in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                     a. If the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or




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reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.

                     b. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraph 7a. above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                     c. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

                     d. The Company may, but under no circumstances is obligated to, modify the terms of this Warrant to provide for an earlier commencement of the Exercise Period, or to extend the Exercise Period or to lower the Exercise Price, at any time prior to the expiration of this Warrant.

                  8. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for registration of the underlying Common Stock provided in Section 6 hereof and for adjustments which shall be identical to the adjustments provided in Section 7 hereof. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  9. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number


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of shares of Common Stock or other securities, properties or rights as the case may be.


                  10. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, such number of shares sufficient for issuance upon the exercise of the Warrants.

                  11. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  12. This Agreement shall be governed by and in accordance with the laws of the State of Michigan.


                  IN WITNESS WHEREOF, ROCKWELL MEDICAL TECHNOLOGIES, INC. has caused this Warrant to be signed by its duly authorized officer as of the date set forth on the first page hereof.



                                    ROCKWELL MEDICAL TECHNOLOGIES, INC.



                                    By:  _____________________________________
                                         Robert Chioini
                                         President and Chief Executive Officer


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                                  EXERCISE FORM

                          To Be Executed by the Holder
                          in Order to Exercise Warrant

         The undersigned Holder hereby irrevocably elects to exercise this Warrant and to purchase _____ shares of the Company's Common Stock issuable upon the exercise of such Warrant, and requests that certificates for such securities shall be issued in name of:

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         (please print or type name and address)

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         (please insert social security or other identifying number)


and be delivered:

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         (please print or type name and address)

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         (please insert social security or other identifying number)


and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such shares be registered in the name of, and delivered to, the Holder.





                                                 -----------------------------
                                                (Please sign here)




DET07/74267.1